Exhibit 99.1

FTI Consulting Inc. Reports 2012 Third Quarter Results

•     Revenues $386.1 Million

•     Adjusted EPS $0.60

•     Net Cash Provided by Operating Activities $70.9 Million

•     $20 Million of Share Repurchases During the Quarter

West Palm Beach, Fla., Nov. 8, 2012 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value (the “Company”), today reported its financial results for the quarter ended September 30, 2012.

For the quarter, revenues were $386.1 million, down 6.7 percent from record quarterly revenues in the prior year quarter. Adjusted EBITDA was $62.3 million or 16.1 percent of revenues compared to $72.7 million or 17.6 percent of revenues in the prior year quarter. Fully diluted earnings per share (“EPS”) for the quarter were $0.55, including a special charge of $2.8 million related to the reduction of leased office space in four locations initiated in the second quarter and concluded in September, reducing EPS by $0.05. Adjusted EPS were $0.60 compared to $0.70 in the prior year quarter. Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Net cash provided by operating activities in the quarter was $70.9 million compared to $59.7 million in the prior year quarter, and the Company repurchased and retired 757,650 shares of its common stock at an average price of $26.40 for a total purchase price of $20 million.

Commenting on these results, Jack Dunn, President and Chief Executive Officer of FTI Consulting said, “Third quarter results were in line with our expectations and guidance. We also began to see the benefit of the expense reduction program we implemented in the second quarter and recently concluded. Going forward we will continue to invest capital in growth opportunities such as our industry initiatives and in geographic opportunities such as our recent acquisition of a restructuring practice in Australia. We will also repurchase our shares under the $250 million program authorized by our board in June.”

Third Quarter Segment Results

Corporate Finance/Restructuring

Corporate Finance/Restructuring revenues were $110.2 million, approximately equal to revenues in the prior year quarter. In terms of mix, we saw slightly higher success fees and lower chargeable hours in our North America bankruptcy and restructuring practice, stronger demand in our healthcare practice and lower demand in real estate.

Adjusted Segment EBITDA was $25.0 million, or 22.7 percent of segment revenues, compared to $27.5 million, or 24.9 percent of segment revenues, in the prior year quarter due to higher headcount.

Economic Consulting

Economic Consulting revenues were $96.4 million compared to $95.7 million in the prior year quarter. Revenues were driven by continued strong performance in antitrust litigation, financial economics, international arbitration and regulatory consulting engagements, particularly in the energy and transportation industries, with some slowing in the mergers and acquisitions (“M&A”) market and increased pricing pressure in our international arbitration and valuation practices in the Europe, Middle East and Africa (“EMEA”) region.

Adjusted Segment EBITDA was $19.1 million, or 19.8 percent of segment revenues, compared to $18.7 million, or 19.5 percent of segment revenues in the prior year quarter.

Forensic and Litigation Consulting

Forensic and Litigation Consulting revenues were $83.4 million compared to all-time record revenues of $99.1 million in the prior year quarter. The segment’s global risk and investigations practice in Latin America continued to grow, while the North America region, including financial and enterprise data analytics, experienced a decline from the record levels in the prior year quarter.

Adjusted Segment EBITDA was $13.2 million in the quarter or 15.8 percent of segment revenues compared to $19.1 million or 19.3 percent of segment revenues in the prior year quarter as a result of reduced revenue despite the favorable impact of headcount reductions taken in the second quarter of 2012.

Technology

Technology revenues were $50.3 million compared to $57.0 million in the prior year quarter. Revenues were negatively impacted by lower pricing in the quarter due to competitive factors and business mix and the wind down of certain large investigation and litigation related matters.

Adjusted Segment EBITDA for the quarter was $15.7 million, or 31.2 percent of segment revenues, compared to $19.6 million, or 34.4 percent of segment revenues, in the prior year quarter, as the impact of lower revenues was partially offset by lower overhead and research and development costs.

Strategic Communications

Strategic Communications revenues were $45.8 million compared to $51.8 million in the prior year quarter. The estimated impact of foreign currency translation reduced revenues in the quarter by 2.3 percent. Revenues declined due to fewer M&A and natural resource related projects in the Asia Pacific region, lower project income in the North America region and continued pricing pressure on retainer fees and depressed capital markets activity worldwide.

Adjusted Segment EBITDA was $6.8 million, or 14.8 percent of segment revenues, compared to $7.4 million, or 14.3 percent of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA margin was primarily due to lower variable compensation expenses.

Third Quarter Conference Call

FTI Consulting, Inc. will hold a conference call for analysts and investors to discuss third quarter financial results at 9:00 AM Eastern Time on November 8, 2012. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,800 employees located in 24 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.57 billion in revenues during fiscal year 2011. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets and special charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges. We define Adjusted Net Income and Adjusted EPS as net income and earnings per diluted share, respectively, excluding the net impact of any special charges and any loss on early extinguishment of debt that were incurred in that period. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted EPS and Adjusted Net Income are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income (Loss). We believe that these measures can be useful operating performance measures for evaluating our results of operations as compared from period-to-period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Reconciliations of GAAP to Non-GAAP financial measures are included in the accompanying tables to this press release. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Business Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2012	2011
Revenues	$1,177,526	$1,176,055

Operating expenses
Direct cost of revenues	735,452	723,903
Selling, general and administrative expense	283,958	280,364
Special charges	29,557	15,212
Acquisition-related contingent consideration	(2,581)	2,538
Amortization of other intangible assets	16,773	16,795

	1,063,159	1,038,812

Operating income	114,367	137,243

Other income (expense)
Interest income and other	4,503	5,409
Interest expense	(43,607)	(44,129)

	(39,104)	(38,720)

Income before income tax provision	75,263	98,523
Income tax provision	26,372	34,501

Net income	$48,891	$64,022

Earnings per common share—basic	$1.21	$1.54

Weighted average common shares outstanding—basic	40,446	41,535

Earnings per common share—diluted	$1.17	$1.47

Weighted average common shares outstanding—diluted	41,882	43,671

Other comprehensive income, net of tax:
Foreign currency translation adjustments, including tax expense (benefit) of $0 and ($1,568) in 2012 and 2011, respectively	$14,620	$782

Other comprehensive income, net of tax	14,620	782

Comprehensive income	$63,511	$64,804

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2012	2011
Revenues	$386,055	$413,802

Operating expenses
Direct cost of revenues	241,614	249,975
Selling, general and administrative expense	88,909	97,618
Special charges	2,775	—
Acquisition-related contingent consideration	403	944
Amortization of other intangible assets	5,766	5,843

	339,467	354,380

Operating income	46,588	59,422

Other income (expense)
Interest income and other	1,584	486
Interest expense	(13,208)	(14,319)

	(11,624)	(13,833)

Income before income tax provision	34,964	45,589
Income tax provision	12,251	16,150

Net income	$22,713	$29,439

Earnings per common share—basic	$0.56	$0.73

Weighted average common shares outstanding—basic	40,387	40,182

Earnings per common share—diluted	$0.55	$0.70

Weighted average common shares outstanding—diluted	41,102	42,267

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, including tax expense of $0 and $500 in 2012 and 2011, respectively	$12,731	$(15,873)

Other comprehensive income (loss), net of tax	12,731	(15,873)

Comprehensive income	$35,444	$13,566

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$22,713	$29,439	$48,891	$64,022
Add back: Special charges, net of tax effect (1)	1,794	—	19,115	9,285

Adjusted Net Income (2)	$24,507	$29,439	$68,006	$73,307

Earnings per common share—diluted	$0.55	$0.70	$1.17	$1.47
Add back: Special charges, net of tax effect (1)	0.05	—	0.45	0.21

Adjusted EPS (2)	$0.60	$0.70	$1.62	$1.68

Weighted average number of common shares outstanding—diluted	41,102	42,267	41,882	43,671

(1)

The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments for both the three and nine months ended September 30, 2012 were 35.3% and 39% for the nine months ended September 30, 2011. The tax expense related to the adjustments for the three and nine months ended September 30, 2012 was $1.0 million or $0.02 impact on diluted earnings per share and $10.4 million or $0.25 impact on diluted earnings per share. The tax expense for the nine months ended September 30, 2011 was $5.9 million or $0.14 impact on diluted earnings per share.

(2)

We define Adjusted Net Income and Adjusted EPS as net income and earnings per diluted share, respectively, excluding the net impact of any special charges and any loss on early extinguishment of debt that were incurred in that period.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended September 30, 2012	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communi- cations	Corp HQ	Total
Net income							$22,713
Interest income and other							(1,584)
Interest expense							13,208
Income tax provision							12,251

Operating income	$21,655	$11,431	$17,810	$10,445	$4,874	$(19,627)	$46,588
Depreciation and amortization	805	889	702	3,098	544	1,114	7,152
Amortization of other intangible assets	1,749	472	402	1,984	1,159	—	5,766
Special charges	820	419	173	148	201	1,014	2,775

Adjusted EBITDA (1)	$25,029	$13,211	$19,087	$15,675	$6,778	$(17,499)	$62,281

Nine Months Ended September 30, 2012
Net income							$48,891
Interest income and other							(4,503)
Interest expense							43,607
Income tax provision							26,372

Operating income	$61,885	$30,963	$51,681	$23,403	$6,161	$(59,726)	114,367
Depreciation and amortization	2,528	2,812	2,131	9,262	1,913	3,514	22,160
Amortization of other intangible assets	4,654	1,469	1,199	5,960	3,491	—	16,773
Special charges	11,936	7,672	991	3,114	4,712	1,132	29,557

Adjusted EBITDA (1)	81,003	42,916	56,002	41,739	16,277	(55,080)	182,857

Three Months Ended September 30, 2011
Net income							$29,439
Interest income and other							(486)
Interest expense							14,319
Income tax provision							16,150

Operating income	$25,141	$17,581	$17,469	$14,662	$5,495	$(20,926)	59,422
Depreciation and amortization	848	867	680	2,981	739	1,304	7,419
Amortization of other intangible assets	1,506	665	501	1,976	1,195	—	5,843
Special charges	—	—	—	—	—	—	—

Adjusted EBITDA (1)	27,495	19,113	18,650	19,619	7,429	(19,622)	72,684

Nine Months Ended September 30, 2011
Net income							$64,022
Interest income and other							(5,409)
Interest expense							44,129
Income tax provision							34,501

Operating income	$42,771	$47,746	$45,565	$44,026	$13,449	$(56,314)	137,243
Depreciation and amortization	2,617	2,579	1,883	8,407	2,243	3,778	21,507
Amortization of other intangible assets	4,345	1,852	1,094	5,929	3,575	—	16,795
Special charges	9,440	839	2,093	—	—	2,840	15,212

Adjusted EBITDA (1)	59,173	53,016	50,635	58,362	19,267	(49,696)	190,757

(1)	We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as the segments’ share of consolidated operating income before depreciation, amortization of intangible assets and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income .

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating activities
Net income	$48,891	$64,022
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,475	21,508
Amortization of other intangible assets	16,948	16,795
Acquisition-related contingent consideration	(2,581)	2,538
Provision for doubtful accounts	9,387	9,483
Non-cash share-based compensation	24,465	29,043
Excess tax benefits from share-based compensation	(98)	(198)
Non-cash interest expense	4,505	6,322
Other	108	(559)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(62,466)	(130,132)
Notes receivable	(20,732)	(4,914)
Prepaid expenses and other assets	(3,701)	(3,670)
Accounts payable, accrued expenses and other	5,608	14,489
Income taxes	(5,595)	1,061
Accrued compensation	(33,734)	21,098
Billings in excess of services provided	6,144	(38)

Net cash provided by operating activities	13,624	46,848

Investing activities
Payments for acquisition of businesses, net of cash received	(26,453)	(62,346)
Purchases of property and equipment	(20,534)	(24,595)
Other	(1,105)	(127)

Net cash used in investing activities	(48,092)	(87,068)

Financing activities
Borrowings under revolving line of credit	75,000	25,000
Payments of revolving line of credit	—	(25,000)
Payments of long-term debt and capital lease obligations	(156,487)	(6,967)
Purchase and retirement of common stock	(20,013)	(209,400)
Net issuance of common stock under equity compensation plans	523	797
Excess tax benefit from share-based compensation	98	198
Other	(2,080)	(1)

Net cash used in financing activities	(102,959)	(215,373)

Effect of exchange rate changes on cash and cash equivalents	(68)	(747)

Net decrease in cash and cash equivalents	(137,495)	(256,340)
Cash and cash equivalents, beginning of period	264,423	384,570

Cash and cash equivalents, end of period	$126,928	$128,230

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

(in thousands, except per share amounts)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$126,928	$264,423
Restricted cash	1,192	10,213
Accounts receivable:
Billed receivables	363,486	335,758
Unbilled receivables	215,456	173,440
Allowance for doubtful accounts and unbilled services	(93,885)	(80,096)

Accounts receivable, net	485,057	429,102
Current portion of notes receivable	32,735	26,687
Prepaid expenses and other current assets	35,327	30,448
Income taxes receivable	11,562	10,081

Total current assets	692,801	770,954
Property and equipment, net of accumulated depreciation	66,933	74,448
Goodwill	1,327,041	1,309,358
Other intangible assets, net of amortization	104,068	118,889
Notes receivable, net of current portion	97,141	81,748
Other assets	61,964	55,687

Total assets	$2,349,948	$2,411,084

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$99,536	$132,773
Accrued compensation	154,773	180,366
Current portion of long-term debt and capital lease obligations	81,021	153,381
Billings in excess of services provided	25,519	19,063
Deferred income taxes	6,215	12,254

Total current liabilities	367,064	497,837
Long-term debt and capital lease obligations, net of current portion	636,821	643,579
Deferred income taxes	99,373	88,071
Other liabilities	72,970	75,395

Total liabilities	1,176,228	1,304,882

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 41,355 (2012) and 41,484 (2011)	414	415
Additional paid-in capital	387,986	383,978
Retained earnings	827,092	778,201
Accumulated other comprehensive loss	(41,772)	(56,392)

Total stockholders’ equity	1,173,720	1,106,202

Total liabilities and stockholders’ equity	$2,349,948	$2,411,084